Exhibit 99.1

Veritone Reports First Quarter 2024 Results

- Q1 Total Revenue of $31.6 Million, Outperforming the High End of Guidance -

- Total ARR (SaaS and Consumption) of $72.1 Million from 3,384 Total Software Products & Services Customers, Including ARR (SaaS) of $48.6 Million or 67% from Subscription-based Customers –

- Q1 Total New Bookings of $13.0 Million –

- Q1 Restructuring Resulted in Over $13.0 Million in Forecasted Annualized Savings, Accelerating Non-GAAP Net Income as Early as Q4 2024 -

DENVER, CO – May 7, 2024 – Veritone, Inc. (NASDAQ:VERI), a leader in designing human-centered AI solutions, today reported results for the first quarter ended March 31, 2024.

“Veritone executed at a high level in the first quarter with total revenue of $31.6 million, outperforming the high end of our guidance range. Our customer retention and engagement metrics remained strong, highlighted by a 7% year-over-year increase in ARR from subscription-based customers as we work to decrease historical revenue dependencies from consumption-based customers,” said Ryan Steelberg, CEO & President of Veritone. “We demonstrated strong progress against our commitments to right-size our operating structure and strategically align our investments to position Veritone for long-term agility and to serve true customer demand. As the adoption of enterprise-wide generative AI accelerates, Veritone stands ready to capitalize on the immense opportunities ahead, partnering with our customers to advance the capabilities of AI and foster a more empowered society. We look forward to continuing to execute the opportunities in front of us and strive to drive long-term shareholder value.”

First Quarter 2024 Financial Highlights

Calculated on a Pro Forma basis where noted; for additional information on these calculations, see “Note Regarding Pro Forma Information” and the definitions provided for each metric cited.

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Revenue of $31.6 million, an increase of 4.5% compared to Q1 2023.
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Software Products and Services revenues of $15.2 million, an increase of 7.8% compared to GAAP revenue of $14.1 million in Q1 2023, and a decrease of 32.1% when compared to Pro Forma Software Revenue for Q1 2023 driven by the decline in consumption-based revenue from customers, including Amazon, offset by a slight increase in Broadbean revenue year over year.
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Managed Services revenue of $16.4 million, an increase of 1.9% compared to Q1 2023.
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Total Software Products & Services Customers of 3,384, down 10% year over year, as compared to March 31, 2023.
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Total New Bookings of $13.0 million, down from $22.8 million in Q1 2023 driven by a decline in consumption-based customers.
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Annual Recurring Revenue (“ARR”) of $72.1 million, down from $112.7 in Q1 2023 driven by declines in consumption-based revenue from our largest customer, offset by a 7% increase from recurring subscription-based revenue customers.
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Loss from Operations of $21.8 million, as compared to a loss of $23.6 million in Q1 2023.

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Non-GAAP gross profit of $24.6 million, an increase of $1.1 million as compared to Q1 2023.
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Net Loss of $25.2 million, as compared to $23.0 million in Q1 2023.
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Non-GAAP Net Loss of $7.6 million, improving 20.3% as compared to Q1 2023.

Note Regarding Pro Forma Information

"Pro Forma” information provided in this press release represents the historical information of Veritone combined with the historical information of Broadbean (as defined below) for the applicable period on a Pro Forma basis as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”) on June 13, 2023.

	Three Months Ended March 31,
Unaudited			Percent
(in $000s)	2024	2023	Change
Revenue	$31,636	$30,263	5%
Loss from operations	$(21,840)	$(23,589)	(7)%
Net income (loss)	$(25,198)	$(22,963)	10%
Non-GAAP gross profit*	$24,590	$23,454	5%
Non-GAAP net income (loss)*	$(7,618)	$(9,555)	20%

	Three Months Ended March 31,
Software Products & Services			Percent
(in $000s, except customers)	2024	2023	Change
Pro Forma Software Revenue(1)*	$15,220	$22,423	(32)%
Total Software Products & Services Customers(2)	3,384	3,773	(10)%
Annual Recurring Revenue (ARR)(3)*	$72,112	$112,695	(36)%
Total New Bookings(4)	$12,964	$22,794	(43)%
Gross Retention(5)	>90%	>90%

(1) “Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(2) “Total Software Products & Services Customers” includes Pro Forma Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by Veritone to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(3) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve month calculation of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue is on a Pro Forma basis, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(5) “Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

Recent Business Highlights

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Signed 19 Public Safety & Government customers in the first quarter, which includes three new Federal customers, including a primary state law enforcement agency, intending to use Veritone Redact to automate audio and video redaction workflows, aimed at reducing lengthy manual processes, and addressing their Freedom of Information Act (“FOIA”) request backlog.

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Announced the launch of Veritone’s AI consulting and services group to address customer and market-driven needs for increased AI enterprise-level services.

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Veritone continued its strong advertising momentum, with annual agency bookings growth year over year and signed several new customers, including the largest direct-to-consumer, pet supplies company, Chewy.

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Signed over 20 new Media & Entertainment deals in the first quarter, including new deals with Summit Media, the U.S. Soccer Federation, and NBC Universal, and renewals with key customers including Beasley Media Group, Crawford Broadcasting, and Augusta National and upsells with Golf Magazine and Sony Pictures Entertainment.

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Announced a partnership with Grabyo, a leading cloud video platform for live broadcasting, live clipping, and distribution, to streamline live digital content production and leverage AI-driven content management and monetization tools to meet the evolving needs of sports organizations in today’s fast-paced digital landscape.

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Achieved AWS Advanced Tier Services status, advancing our AWS Partner capabilities, further accelerating partner driven revenue opportunities, and empowering Veritone to expand and deploy innovative AI solutions.

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Named NAB Product of the Year for the 5thstraight year for its recently launched Ask Veri solution, a new Generative AI media intelligence and natural language tool.

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Released feature enhancements to its Advertising and Content Intelligence Suite designed to embrace data privacy while helping to safeguard ad revenues.

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Q1 restructuring of organization resulted in over $13.0 million in forecasted annualized cost savings, accelerating non-GAAP net income to as early as Q4 2024.

Financial Results for Three Months Ended March 31, 2024

Delivered first quarter revenue of $31.6 million, an increase of $1.3 million or 4.3% from $30.3 million in the first quarter of 2023. Software Products & Services revenue of $15.2 million increased $1.1 million or 7.8% year over year driven by the Q2 2023 acquisition of Broadbean, which generated $8.5 million in revenue in Q1 2024, offset by the decline in legacy Veritone Hire revenue over the same period, including Amazon. Managed Services revenue was relatively flat year over year, increasing by $0.3 million, or 1.7%, to $16.4 million.

Loss from operations was $21.8 million as compared to a loss of $23.6 million in Q1 2023 driven in part by a net $2.5 million decrease in operating expense including the impact of the Q2 2023 Broadbean Acquisition, a $1.1 million increase in non-GAAP gross profit driven by higher revenue, and a $0.7 million decline in non-cash depreciation, amortization, and stock based compensation, offset by a $2.5 million increase in severance and transition costs. Non-GAAP gross margin of 77.7% was relatively flat compared to the first quarter of 2023. GAAP net loss was $25.2 million, compared to GAAP net loss of $23.0 million in the first quarter of 2023, driven by an increase of $3.2 million in net interest expense associated with the Company’s December 2023 term loan, which included $1.3 million of non-cash amortization associated with the initial discount and issuance costs of the debt, offset by the $1.8 million decrease in loss from operations. Non-GAAP net loss of $7.6 million decreased by over 20% when compared to non-GAAP net loss of $9.6 million in the first quarter of 2023, largely driven by the increase in non-GAAP gross profit, coupled with reductions in our cost structure since the first quarter of 2023.

During Q1 2024, Total Software Product & Services Customers of 3,384 was down 11% year over year on a Pro Forma basis principally due to reductions in legacy Career Builder customers transitioned off our Hire platform following our acquisition of Broadbean. Total New Bookings on a Pro Forma basis decreased by 43.1% to $13.0 million versus the comparable period a year ago largely driven by a reduction in revenue from consumption-based customers, including Amazon. Annual Recurring Revenue on a Pro Forma basis of $72.1 million decreased 36% year over year driven in large part by the decline in consumption spending from customers, offset by 7% year over year increase in subscription-based customers. Excluding the decline in consumption-based spending from Amazon, Software Products & Services revenue growth would have increased over 75% year over year.

As of March 31, 2024, the Company had cash and cash equivalents of $90.7 million, including approximately $73.3 million of cash received from Managed Services clients for future payments to vendors.

Business Outlook

Second Quarter 2024

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Revenue is expected to be in the range of $31.0 million to $32.0 million, as compared to $30.0 million in the second quarter of 2023.
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Non-GAAP net loss is expected to be in the range of $5.5 million to $6.5 million, compared to non-GAAP net loss of $13.0 million in the second quarter of 2023.

Full Year 2024

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Revenue is expected to be in the range of $136.0 million to $142.0 million, as compared to $127.6 million for fiscal 2023.
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Non-GAAP net loss is expected to be in the range of $11.0 million to $15.0 million, compared to non-GAAP net loss of $37.5 million for fiscal 2023.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on Tuesday, May 7, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its first quarter 2024 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through May 14, 2024. The full webcast replay will be available through May 7, 2025. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
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Replay Access Code: 7195217

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Software Revenue, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Software Revenue represents Software Products & Services revenue on a Pro Forma basis. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, respectively, is the Company’s net income (loss) and net income (loss) per share, adjusted to exclude provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, interest income, interest expense, foreign currency gains and losses, acquisition and due diligence costs, gain on sale of energy group, contribution of business held for sale, variable consultant performance bonus expense, and severance and executive transition costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and Hiring Solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) designs human-centered AI solutions. Serving customers in the talent acquisition, media, entertainment and public sector industries, Veritone's software and services empower individuals at many of the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our prospects for the remainder of 2024, our ability to deliver AI solutions to our customers and serve customer demand, our ability to capitalize on actual or potential acceleration of enterprise-wide generative AI, our ability to accelerate non-GAAP net income as soon as Q4 2024, our ability to realize annualized cost-savings including from our recent restructuring, our ability to drive long-term shareholder value, ability to achieve our annual cost savings forecast, and our expected total revenue and non-GAAP net loss for Q2 2024 and for full year 2024. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital to support our business growth and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings, our ability to realize the intended benefits of our acquisitions and divestitures, including our ability to successfully integrate our recent acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and our further expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using the third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the war in Israel, financial instability, inflation rates and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our most recently-filed Quarterly report on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	March 31, 2024	December 31, 2023
ASSETS

Cash and cash equivalents	$90,733	$79,439
Accounts receivable, net	45,749	69,266
Expenditures billable to clients	20,043	19,608
Prepaid expenses and other current assets	15,844	14,457
Total current assets	172,369	182,770
Property, equipment and improvements, net	9,165	8,656
Intangible assets, net	77,443	83,423
Goodwill	79,828	80,247
Long-term restricted cash	929	867
Other assets	19,907	19,851
Total assets	$359,641	$375,814

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$36,588	$32,756
Accrued media payments	84,848	93,896
Client advances	28,295	15,452
Deferred revenue	13,415	12,813
Senior Secured Term Loan, current portion	7,750	5,813
Contingent consideration, current	500	1,000
Other accrued liabilities	26,275	27,095
Total current liabilities	197,671	188,825
Convertible senior notes, non-current	89,717	89,572
Senior Secured Term Loan, non-current	44,407	45,012
Contingent consideration, non-current	450	633
Other non-current liabilities	12,531	13,625
Total liabilities	344,776	337,667
Total stockholders' equity	14,865	38,147
Total liabilities and stockholders' equity	$359,641	$375,814

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$31,636	$30,263
Operating expenses:
Cost of revenue	7,046	6,809
Sales and marketing	11,804	12,690
Research and development	9,215	11,527
General and administrative	19,420	17,397
Amortization	5,991	5,429
Total operating expenses	53,476	53,852
Loss from operations	(21,840)	(23,589)
Other income (expense), net	(4,403)	355
Loss before provision for income taxes	(26,243)	(23,234)
(Benefit from) provision for income taxes	(1,045)	(271)
Net loss	$(25,198)	$(22,963)
Net loss per share:
Basic and diluted	$(0.67)	$(0.63)
Weighted average shares outstanding:
Basic and diluted	37,353,228	36,587,946
Comprehensive loss:
Net loss	$(25,198)	$(22,963)
Foreign currency translation (loss) gain, net of income taxes	219	(766)
Total comprehensive loss	$(24,979)	$(23,729)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(25,198)	$(22,963)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,502	5,907
Provision for credit losses	234	(72)
Stock-based compensation expense	1,608	3,917
Change in fair value of contingent consideration	—	651
Change in deferred taxes	(1,336)	(311)
Amortization of debt issuance costs	1,323	215
Amortization of right-of-use assets	251	300
Imputed non-cash interest income	(107)	(22)
Changes in assets and liabilities:
Accounts receivable	23,283	2,002
Expenditures billable to clients	(435)	9,304
Prepaid expenses and other assets	(1,280)	631
Other assets	318	234
Accounts payable	3,832	1,277
Deferred revenue	602	-
Accrued media payments	(9,048)	(19,657)
Client advances	12,843	(15,630)
Other accrued liabilities	1,297	2,211
Other liabilities	242	(1,779)
Net cash provided by (used in) operating activities	15,931	(33,785)

Cash flows from investing activities:
Capital expenditures	(1,901)	(1,447)
Acquisitions, net of cash acquired	—	(1,500)
Net cash used in investing activities	(1,901)	(2,947)

Cash flows from financing activities:
Payment of contingent consideration	(1,000)	(7,772)
Taxes paid related to net share settlement of equity awards	—	(852)
Proceeds from issuances of stock under employee stock plans, net	126	643
Settlement of deferred consideration for acquisitions	(1,800)	—
Net cash used in financing activities	(2,674)	(7,981)

Net increase (decrease) in cash and cash equivalents and restricted cash	11,356	(44,713)
Cash and cash equivalents and restricted cash, beginning of period	80,306	185,282
Cash and cash equivalents and restricted cash, end of period	$91,662	$140,569

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$13,703	$1,517	$15,220	$12,732	$1,395	$14,127

Managed Services
Advertising	10,975	—	10,975	10,535	—	10,535
Licensing	5,441	—	5,441	5,601	—	5,601
Total Managed Services	16,416	—	16,416	16,136	—	16,136

Total Revenue	$30,119	$1,517	$31,636	$28,868	$1,395	$30,263

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2024			2023
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(10,992)	$(14,206)	$(25,198)	$(12,570)	$(10,393)	$(22,963)
(Benefit from) provision for income taxes	(1,045)	—	(1,045)	(504)	233	(271)
Depreciation and amortization	7,409	93	7,502	5,754	153	5,907
Stock-based compensation expense	1,040	568	1,608	2,335	1,582	3,917
Change in fair value of contingent consideration	—	—	—	—	651	651
Acquisition compensation expense	—	317	317	—	—	—
Interest expense, net	—	3,991	3,991	9	796	805
Foreign currency impact	—	413	413	(1,146)	(15)	(1,161)
Acquisition and due diligence costs	140	801	941	—	805	805
Contribution of business held for sale (3)	3	—	3	917	—	917
Variable consultant performance bonus expense (4)	—	—	—	394	—	394
Severance and executive transition costs	2,267	1,583	3,850	1,027	417	1,444
Non-GAAP net income (loss)	$(1,178)	$(6,440)	$(7,618)	$(3,784)	$(5,771)	$(9,555)

(1) Core operations consists of our consolidated Software Products & Services and Managed Services that include our content, licensing and advertising services, and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Contribution of business held for sale relates to the net loss for the periods presented for our energy group that we divested during the second quarter of 2023.

(4) Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ended	Year Ended
	June 30, 2024	December 31, 2024
Net loss	($19.5) to ($18.5)	($72.6) to ($68.6)
Provision for income taxes	($0.6)	($3.0)
Interest expense, net	$4.0	$16.5
Depreciation and amortization	$7.5	$30.0
Stock-based compensation expense	$1.6	$9.8
Acquisition compensation expense	$0.5	$1.0
Severance and executive search	$0.0	$3.3
Non-GAAP net income (loss)	($6.5) to ($5.5)	($15.0) to ($11.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$31,636	$30,263
Cost of revenue	7,046	6,809
Non-GAAP gross profit	24,590	23,454

GAAP cost of revenue	7,046	6,809
Stock-based compensation expense	1	(20)
Non-GAAP cost of revenue	7,047	6,789

GAAP sales and marketing expenses	11,804	12,690
Depreciation	(24)	(6)
Stock-based compensation expense	(176)	(176)
Contribution of business held for sale (2)	—	(263)
Severance and executive transition costs	(503)	(313)
Non-GAAP sales and marketing expenses	11,101	11,932

GAAP research and development expenses	9,215	11,527
Depreciation	(790)	(227)
Stock-based compensation expense	(532)	(1,542)
Contribution of business held for sale (2)	—	(558)
Severance and executive transition costs	(1,192)	(529)
Non-GAAP research and development expenses	6,701	8,671

GAAP general and administrative expenses	19,420	17,397
Depreciation	(697)	(245)
Stock-based compensation expense	(901)	(2,179)
Change in fair value of contingent consideration	—	(651)
Acquisition compensation expense	(317)	—
Variable consultant performance bonus expense	—	(394)
Contribution of business held for sale (2)	(3)	(96)
Acquisition and due diligence costs	(941)	(805)
Severance and executive transition costs	(2,155)	(602)
Non-GAAP general and administrative expenses	14,406	12,425

GAAP amortization	(5,991)	(5,429)

GAAP loss from operations	(21,840)	(23,589)
Total non-GAAP adjustments (1)	14,221	14,035
Non-GAAP loss from operations	(7,619)	(9,554)

GAAP other income (expense), net	(4,403)	355
Foreign currency impact	413	(1,161)
Interest expense, net	3,991	805
Non-GAAP other expense, net	1	(1)

GAAP loss before income taxes	(26,243)	(23,234)
Total non-GAAP adjustments (1)	18,625	13,679
Non-GAAP loss before income taxes	(7,618)	(9,555)

(Benefit from) provision for income taxes	(1,045)	(271)

GAAP net loss	(25,198)	(22,963)
Total non-GAAP adjustments (1)	17,580	13,408
Non-GAAP net loss	$(7,618)	$(9,555)

Shares used in computing non-GAAP basic and diluted net loss per share (in 000's)	37,353	36,588
Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.26)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

(2) Contribution of business held for sale relates to the net loss for the periods presented for our energy group that we divested during Q2 2023.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022 (1)	2022 (1)	2023 (1)	2023 (1)	2023	2023	2024
Pro Forma Software Revenue (in 000's) (2)	$28,603	$35,612	$22,423	$20,859	$20,361	$19,824	$15,220
Total Software Products & Services Customers (3)	3,787	3,824	3,773	3,705	3,536	3,459	3,384
Annual Recurring Revenue (SaaS) (in 000's) (4)	$43,925	$46,248	$45,453	$47,720	$47,756	$49,159	$48,602
Annual Recurring Revenue (Consumption) (in 000's) (5)	$85,091	$71,754	$67,242	$60,229	$41,543	$30,967	$23,510
Total New Bookings (in 000's) (6)	$23,793	$26,342	$22,794	$8,388	$15,501	$17,457	$12,964
Gross Revenue Retention (7)	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) All of the supplemental financial information for this period is presented on a Pro Forma basis inclusive of Broadbean.

(2) “Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(3) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean.

(4) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, in each case on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(5) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers, in each case, on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(6) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(7) “Gross Revenue Retention” represents calculate our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

The following table sets forth the reconciliation of revenue to pro forma revenue and the calculation of pro forma annual recurring revenue.

	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022	2022	2023	2023	2023	2023	2024
Software Products & Services Revenue (in 000’s)	$20,812	$27,220	$14,127	$14,093	$20,361	$19,820	$15,220
Broadbean Revenue (in 000’s) (1)	7,639	8,230	8,156	8,374	8,739	8,662	8,517
Broadbean Revenue included in Software Products & Services Revenue (in 000’s)	—	—	—	(1,716)	(8,739)	(8,662)	(8,517)
Pro Forma Software Revenue (in 000’s)	$28,451	$35,450	$22,283	$20,751	$20,361	$19,820	$15,220
Managed Services Revenue (in 000’s)	16,384	16,670	16,136	13,874	14,772	14,377	16,416
Total Pro Forma Revenue (in 000’s)	$44,835	$52,120	$38,419	$34,625	$35,133	$34,197	$31,636

	Trailing Twelve Months Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022	2022	2023	2023	2023	2023	2024
Software Products & Services Revenue (in 000’s)	$97,581	$84,578	$80,538	$76,252	$75,801	$68,401	$69,494
Broadbean Revenue (in 000’s) (1)	30,136	29,047	30,999	32,399	33,499	33,931	34,292
Broadbean Revenue included in Software Products & Services Revenue (in 000’s)	—	—	—	(1,716)	(10,455)	(19,117)	(27,634)
Pro Forma Software Revenue (in 000’s)	$127,717	$113,625	$111,537	$106,935	$98,845	$83,215	$76,152
Managed Services Revenue (in 000’s)	63,406	65,150	65,046	63,064	61,452	59,159	59,439
Total Pro Forma Revenue (in 000’s)	$191,123	$178,775	$176,583	$169,999	$160,297	$142,374	$135,591

Pro Forma Total Number of Customers	3,787	3,824	3,773	3,705	3,536	3,460	3,384
Pro Forma Annual Recurring Revenue (in 000’s) (2)	$129,016	$118,002	$112,695	$107,949	$98,549	$82,127	$72,112

(1) “Pro Forma Software Revenue” includes historical Software Products & Services Revenue from the past eight (8) fiscal quarters of each of Veritone, Inc. and Broadbean (unaudited) and presents such revenue on a combined pro forma basis treating Broadbean as owned by Veritone, Inc. since January 1, 2022.

(2) “Pro Forma Annual Recurring Revenue” represents an annualized calculation of the monthly recurring revenue in the last period of the calculated quarter, combined with the trailing twelve month calculation for all non-recurring and/or consumption based revenue for all active customers.

Managed Services Supplemental Financial Information

The following table sets forth the results for each of the key performance indicators for Managed Services.

	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2022	2022	2023	2023	2023	2023	2024
Avg billings per active Managed Services client (in 000's)(1)	$747	$823	$771	$576	$620	$647	$793
Revenue during quarter (in 000's)(2)	$10,035	$11,074	$9,337	$6,876	$8,827	$8,612	$9,333

(1) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(2) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended March 31,
	2024	2023
Loss from operations	$(21,840)	$(23,589)
Sales and marketing	11,804	12,690
Research and development	9,215	11,527
General and administrative	19,420	17,397
Amortization	5,991	5,429
Non-GAAP gross profit	$24,590	$23,454